Exhibit 99.1

HCP UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2006 AND FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE THREE
MONTHS ENDED September 30, 2006

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP, CRP and the Advisor as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The historical consolidated financial statements of HCP are contained in its Current Report on Form 8-K as filed with the SEC on January 5, 2007, for the year ended December 31, 2005 and in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2006. The historical consolidated financial statements of CRP and the Advisor, as of and for the nine months ended September 30, 2006, are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K. The historical consolidated financial statements of CRP and the Advisor are contained in our Current Report on Form 8-K as filed with the SEC on August 4, 2006, for the year ended December 31, 2005. The historical financial information with respect to HCP and CRP for the year ended December 31, 2005 has been restated to reflect as discontinued operations the results of operations of certain properties that were initially classified as discontinued operations during the nine months ended September 30, 2006. The unaudited pro forma condensed consolidated financial statements relate to the merger of CRP with and into Ocean Acquisition 1, Inc., a wholly owned subsidiary of HCP, which is referred to in this section as the Merger, and the merger of the Advisor with and into Ocean Acquisition 2, LLC, a wholly owned subsidiary of HCP, which is referred to in this section as the Advisor Merger. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 has been prepared as if the Merger and the Advisor Merger and the incurrence of debt by HCP to finance the acquisitions of CRP and the Advisor had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 have been prepared as if the Merger and the Advisor Merger had occurred as of January 1, 2005 and reflect the incurrence of debt by HCP in order to finance the acquisition of CRP, including the cash consideration needed for the Merger. The allocation of the purchase price of CRP and the Advisor as reflected in these unaudited pro forma condensed consolidated financial statements has, with the assistance of independent valuation specialists, been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of HCP’s management, all significant adjustments necessary to reflect the effects of the Merger and the Advisor Merger that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated balance sheet does not include restructuring charges and other related liabilities expected to result from HCP’s integration of CRP and the Advisor. In addition, the completion of the valuation and the impact of ongoing integration activities could cause material differences in the information presented. Furthermore, following consummation of the transaction, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in CRP’s historical financial statements and the pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP, CRP and the Advisor.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2006

(In thousands)

					CRP			Advisor				Consolidated
	HCP	CRP	CRP Reclass-	CRP	Pro Forma		Advisor	Pro Forma		CRP/Advisor		Pro Forma
	Historical	Historical	ifications (B)	Reclassified	Adjustments (C)		Historical	Adjustments (M)		Eliminations		HCP
ASSETS
Real estate:
Real estate	$4,135,386	$3,349,540	$—	$3,349,540	$1,006,274	(D)	$—	$—		$—		$8,491,200
Less accumulated depreciation and amortization	657,552	230,834	—	230,834	(230,834	)(D)	—	—		—		657,552
Net real estate	3,477,834	3,118,706	—	3,118,706	1,237,108		—	—		—		7,833,648

Direct financing leases	—	475,878		475,878	197,222	(E)	—	—		—		673,100
Loans receivable, net:
Joint venture partners and affiliates	7,053	—	46,989	46,989	—		—	—		—		54,042
Others	138,258	—	—	—	—		—	—		—		138,258
Investments in and advances to unconsolidated joint ventures	49,757	—	—	—	—		—	—		—		49,757
Accounts receivable, net of allowance	12,676	17,732	—	17,732	—		—	—		—		30,408
Cash and cash equivalents	645,363	36,377	—	36,377	(643,979	)(I)	5,085	270	(N)	—		38,031
								(5,085	)(Q)
Restricted cash	125,165	21,862	—	21,862	—		—	—		—		147,027
Intangibles, net	58,501	104,199	—	104,199	144,997	(F)	—	54,400	(O)	(54,400	)(S)	425,980
					176,795	(F)		2,900	(O)
					21,487	(F)
					(104,199	)(F)		21,300	(O)
Goodwill	—	5,791	—	5,791	(5,791	)(G)	—	48,669	(P)	—		48,669
Real estate held for sale, net	27,964	22,725		22,725								50,689
Other assets, net	68,930	214,587	(46,989)	167,598	17,337	(H)	5,472	(200	)(N)	(484	)(S)	99,525
					(5,040	)(H)		(1,947	)(Q)
					(131,231	)(H)
					(13,090	)(H)
					(7,820	)(H)
Total assets	$4,611,501	$4,017,857	$—	$4,017,857	$883,796		$10,557	$120,307		$(54,884)		$9,589,134

LIABILITIES AND STOCKHOLDERS’ EQUITY

Bank lines of credit	$—	$216,000	$—	$216,000	$406,113	(I)	$—	$5,900	(M)	$—		$458,000
					45,987	(I)
					(216,000	)(I)
Bridge and term financing	—	—	—	—	2,405,729	(I)	—	—		—		2,405,729
Senior unsecured notes	2,471,274	—	—	—	(120,000	)(I)	—	—		—		2,351,274
Mortgage debt	452,154	1,324,680	—	1,324,680	(282	)(J)	—	—		—		1,605,352
					(171,200	)(I)
Construction loans	—	41,443	—	41,443	—		—	—		—		41,443
Entrance fee bonds payable	—	104,510	—	104,510	—		—	—		—		104,510
Accounts payable, other liabilities and deferred revenue	120,743	64,271	—	64,271	54,400	(K)	6,859	6,000	(O)	(54,400	)(S)	326,681
					7,100	(K)		(4,018	)(Q)	(484	)(S)
				—	136,961	(K)
					546	(K)
				—	(4,594	)(K)
				—	(6,703	)(K)
Total liabilities	3,044,171	1,750,904	—	1,750,904	2,538,057		6,859	7,882		(54,884)		7,292,989

Minority interests	152,611	8,431	—	8,431	—		—	—		—		161,042
				—
Stockholders’ equity:				—
Preferred stock	285,173	—	—	—	—		—	—		—		285,173
Common stock	137,560	2,642	—	2,642	22,812	(L)	2	4,379	(R)	—		164,751
					(2,642	)(L)		(2	)(R)
Additional paid-in capital	1,478,990	2,373,764	—	2,373,764	582,399	(L)	2,521	111,794	(R)	—		2,172,183
					(950	)(L)		(50	)(R)
			—	—	(2,373,764	)(L)		(2,521	)(R)
Retained Earnings	—	—	—	—	—		1,175	(1,175	)(R)
Cumulative net income	1,697,419	—	—	—	—		—	—		—		1,697,419
Cumulative dividends	(2,179,535)	—	—	—	—		—	—		—		(2,179,535)
Cumulative distributions in excess of net income	—	(120,121)	—	(120,121)	120,121	(L)	—	—		—		—
Accumulated other comprehensive income (loss)	(4,888)	2,237	—	2,237	(2,237	)(L)	—	—		—		(4,888)
Total stockholders’ equity	1,414,719	2,258,522	—	2,258,522	(1,654,261)		3,698	112,425		—		2,135,103
Total liabilities and stockholders’ equity	$4,611,501	$4,017,857	$—	$4,017,857	$883,796		$10,557	$120,307		$(54,884)		$9,589,134
	—	—	—	—	—		—	—		—		—

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2005

(In thousands, except per share data)

					CRP			Advisor				Consolidated
	HCP	CRP	CRP Reclass-	CRP	Pro Forma		Advisor	Pro Forma		CRP/Advisor		Pro Forma
	Historical (A)	Historical	ifications (B)	Reclassified	Adjustments		Historical	Adjustments		Eliminations		HCP

Revenues and other income:
Rental and other revenues	$433,516	$—	$321,649	$321,649	$44,554	(T)	$—	$—		$—		$750,832
					(2,738	)(T)
					(46,672	)(T)
					523	(T)
Seniors’ housing rental income	—	237,892	(237,892)	—	—		—	—		—		—
Earned income from direct financing leases	—	58,193	—	58,193	—		—	—		—		58,193
FF&E reserve income	—	7,500	(7,500)	—	—		—	—		—		—
Contingent rent	—	3,955	(3,955)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	72,302	(72,302)	—	—		—	—		—		—
Equity income (loss) from unconsolidated joint ventures	(1,123)	227	—	227	—		—	—		—		(896)
Acquisition fees	—	—	—	—	—		6,349	—		(6,349	)(BB)	—
Debt acquisition fees	—	—	—	—	—		13,789	—		(13,789	)(BB)	—
Management fees	—	—	—	—	—		19,144	—		(19,144	)(BB)	—
Interest and other income	26,154	4,202	—	4,202	—		3,035	—		(3,035	)(BB)	30,356
	458,547	384,271	—	384,271	(4,333)		42,317	—		(42,317)		838,485

Costs and expenses:
Interest	107,201	76,171	—	76,171	$179,775	(U)	—	—		—		$366,407
					(504	)(U)
					9,340	(U)
					(5,576	)(U)
Depreciation and amortization	103,579	98,446	—	98,446	31,624	(V)	—	—		—		248,405
					8,706	(V)		6,050	(X)
Operating	58,983	—	26,443	26,443	423	(W)	—	—		—		85,849
Seniors’ housing property expenses	—	1,075	(1,075)	—	—		—	—		—		—
Medical facilities operating expenses	—	25,368	(25,368)	—	—		—	—		—		—
General and administrative	32,712	21,355	2,706	24,061	—		22,779	—		(3,035	)(BB)	76,517
Asset management fees paid to related party	—	18,537	—	18,537	—		—	—		(18,641	)(BB)	(104)
Provision for doubtful accounts	—	3,082	(3,082)	—				—				—
	302,475	244,034	(376)	243,658	223,788		22,779	6,050		(21,676)		777,074

Income before minority interests	156,072	140,237	376	140,613	(228,121)		19,538	(6,050)		(20,641)		61,411
Minority interests	(12,950)	(706)	—	(706)	—		—	—		—		(13,656)
Earnings before income taxes	143,122	139,531	376	139,907	(228,121)		19,538	(6,050)		(20,641)		47,755

Income tax expense (benefit)	(700)		376	376	—		7,473	(7,473	)(Y)	—		(324)
Income from continuing operations	143,822	139,531	—	139,531	(228,121)		12,065	1,423		(20,641)		48,079

Less: preferred stock dividends	(21,130)	—	—	—	—		—	—		—		(21,130)
Income from continuing operations applicable to common shares	$122,692	$139,531	$—	$139,531	$(228,121)		$12,065	$1,423		$(20,641)		$26,949

Income from continuing operations per common share - basic (Z)	$0.91			$0.56								$0.17
Income from continuing operations per common share - diluted (Z)	$0.91			$0.56								$0.17

Weighted-average shares used to calculate income per common share:
Basic (Z)	134,673			248,298	22,812	(AA)		4,379	(AA)			161,864
Diluted (Z)	135,560			248,298	22,812	(AA)		4,379	(AA)			162,751

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2006

(In thousands, except per share data)

					CRP			Advisor				Consolidated
	HCP	CRP	CRP Reclass-	CRP	Pro Forma		Advisor	Pro Forma		CRP/Advisor		Pro Forma
	Historical (A)	Historical	ifications (B)	Reclassified	Adjustments		Historical	Adjustments		Eliminations		HCP

Revenues and other income:
Rental and other revenues	$376,499	$—	$272,900	$272,900	$33,416	(T)	$—	$—		$—		$649,274
					(2,054	)(T)
					(32,034	)(T)
					547	(T)
Seniors’ housing rental income	—	187,078	(187,078)	—	—		—	—		—		—
Earned income from direct financing leases	—	45,522	—	45,522	—		—	—		—		45,522
FF&E reserve income	—	6,038	(6,038)	—	—		—	—		—		—
Contingent rent	—	839	(839)	—	—		—	—		—		—
Medical facilities rental income and other revenues	—	78,945	(78,945)	—	—		—	—		—		—
Equity income (loss) from unconsolidated joint ventures	7,580	328	—	328	—		—	—		—		7,908
Acquisition fees	—	—	—	—	—		2,599	—		(2,599	)(BB)	—
Debt acquisition fees	—	—	—	—	—		4,328	—		(4,328	)(BB)	—
Management fees	—	—	—	—	—		15,742	—		(15,742	)(BB)	—
Interest and other income	29,709	5,773	—	5,773	—		2,278	—		(2,278	)(BB)	35,482
	413,788	324,523	—	324,523	(125)		24,947	—		(24,947)		738,186

Costs and expenses:
Interest	102,701	71,164	—	71,164	134,831	(U)	—	—		—		$309,834
					3,979	(U)
					(225	)(U)
					(2,616	)(U)
Depreciation and amortization	93,683	84,260	—	84,260	23,718	(V)	—	—		—		212,729
					6,530	(V)		4,538	(X)
Operating	56,786	—	26,372	26,372	317	(W)	—	—		—		83,475
Seniors’ housing property expenses	—	749	(749)	—	—		—	—		—		—
Medical facilities operating expenses	—	25,623	(25,623)	—	—		—	—		—		—
General and administrative	25,218	23,301	7,676	30,977	(7,193	)(CC)	15,002	—		(2,278	)(BB)	61,726
Asset management fees paid to related party	—	15,597	—	15,597	—		—	—		(15,597	)(BB)	—
Provision for doubtful accounts	—	8,326	(8,326)	—	—		—	—		—
Impairments	3,087	—	—	—	—		—	—		—		3,087
	281,475	229,020	(650)	228,370	159,341		15,002	4,538		(17,875)		670,851

Income before minority interests	132,313	95,503	650	96,153	(159,466)		9,945	(4,538)		(7,072)		67,335
Minority interests	(11,458)	(414)	—	(414)	—			—		—		(11,872)
Earnings before income taxes	120,855	95,089	650	95,739	(159,466)		9,945	(4,538)		(7,072)		55,463

Income tax expense (benefit)	—	—	650	650	—		3,804	(3,804	)(Y)	—		650
Income from continuing operations	120,855	95,089	—	95,089	(159,466)		6,141	(734)		(7,072)		54,813

Less: preferred stock dividends	(15,848)	—	—	—	—		—	—		—		(15,848)
Income from continuing operations applicable to common shares	$105,007	$95,089	$—	$95,089	$(159,466)		$6,141	$(734)		$(7,072)		$38,965

Income from continuing operations per common share - basic (Z)	$0.77			$0.36								$0.24
Income from continuing operations per common share - diluted (Z)	$0.77			$0.36								$0.24

Weighted-average shares used to calculate income per common share:
Basic (Z)	136,402			261,993	22,812	(AA)		4,379	(AA)			163,593
Diluted (Z)	139,195			261,993	22,812	(AA)		4,379	(AA)			164,400

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

HEALTH CARE PROPERTY INVESTORS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP, CRP and the Advisor.

(A)          Includes reclassification of HCP Income taxes from “General and administrative” to a separate line item.

(B)           Includes the following reclassifications to conform certain CRP amounts to HCP’s presentation:

Balance Sheet:

•     Loans receivable have been reclassified to “Loans receivable, net—Joint venture partners and affiliates” from “Other assets, net”.

Statement of Income:

•     “Seniors’ housing rental income,” “FF&E reserve income,” “Contingent rent,” and “Medical facilities rental income and other revenues” have been reclassified to “Rental and other revenues”.

•     “Seniors’ housing property expenses” and “Medical facilities operating expenses” have been reclassified to “Operating”.

•     “Provision for doubtful accounts” has been reclassified to “General and administrative”.

•     Income taxes have been reclassified from “General and administrative” to a separate line item.

(C)           In the Merger, each CRP stockholder received 0.0865 of a share of HCP common stock and $11.1293 in cash, without interest, for each share of CRP common stock that the stockholder owned immediately prior to the effective date of the Merger.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of shares of CRP common stock outstanding at September 30, 2006 and $26.53, which represents the average of closing trading prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 28, and May 1, 2, 3 and 4, 2006). The calculation of the Merger consideration and total purchase price follows (dollar amounts in thousands):

Calculation of CRP purchase price
Issuance of 22.8 million shares of HCP common stock (based on a conversion ratio of 0.0865) exchanged for 264.2 million shares of CRP common stock	$605,211
Payment of aggregate cash consideration	2,941,495
Total Merger consideration	3,546,706
CRP secured debt and bonds assumed or repaid at book value	1,686,633
Adjustment to record CRP secured debt and bonds at fair value under purchase accounting	(282)
All other CRP liabilities at book value	64,271
Adjustment to record CRP liabilities at fair value under purchase accounting	187,710
CRP minority interest at book value	8,431
Estimated fees and other expenses related to the Merger	28,650
Total purchase price	$5,522,119

The calculation of the estimated fees and other expenses related to the Merger is as follows (in thousands):

Advisory fees	$17,850
Legal, accounting and other fees and costs	6,850
Share registration and issuance costs	950
Debt assumption fees	3,000
Total	$28,650

(D)          CRP’s real estate assets have been adjusted to their estimated fair values as of September 30, 2006 and CRP’s historical accumulated depreciation balance is eliminated when real estate assets are recorded at fair value.

(E)           Adjustment reflects CRP’s existing fixed rate direct financing leases at their estimated fair value based on HCP management’s estimates of current market rates for direct financing leases.

(F)           Adjustments to CRP’s historical balance of intangible assets are as follows (in thousands):

Recognition of lease-up related in-place lease intangible assets	$144,997
Recognition of assets associated with the acquired in-place leases that have favorable market rental rates	176,795
Recognition of assets associated with the acquired ground leases that have favorable market rental rates	21,487
Elimination of intangible assets	(104,199)
$239,080

(G)           Adjustment reflects the elimination of CRP’s historical goodwill.

(H)          Adjustments to CRP’s historical balance of other assets are as follows (in thousands):

Deferral of issuance costs associated with debt issued in the Merger	$17,337
Elimination of historical straight-line rent balance	(131,231)
Elimination of historical deferred debt issuance costs	(13,090)
Elimination of historical deferred leasing costs	(7,820)
Elimination of historical miscellaneous other assets	(5,040)
$(139,844)

(I)            Borrowings under lines of credit, short-term borrowings and issuance of senior notes were used to fund the cash consideration and other associated costs of the Merger aggregating $3.4 billion. HCP: (i) issued $1.0 billion of senior notes with a term of between two to ten years; (ii) obtained a 365-day bridge loan of $0.7 billion; (iii) obtained a 2-year term loan of $1.7 billion; and (iv) borrowed approximately $458.0 million on its existing lines of credit.

HCP used the above borrowings to pay; (i) the outstanding balance of CRP’s line of credit of $216.0 million, mortgage debt of $171.2 million in the aggregate and $120 million of senior notes (ii) combined transaction costs of the Merger and the Advisor Merger of $34.6 million and the costs associated with the above debt issued in the Merger of $17.3 million and (iii) the cash consideration of the Merger.

 (J)           Adjustment reflects CRP’s existing fixed rate debt at its estimated fair value based on HCP management’s estimates of the interest rates that would be available to HCP for the issuance of debt with similar terms and remaining maturities. The fixed rate debt of CRP was assumed by HCP in the Merger. The interest rates on the assumed debt are considered to be slightly below market. Estimated market interest rates assumed to compute the fair value adjustments of CRP’s existing fixed rate debt ranged from 5.79% to 6.57%.

(K)          Adjustments to CRP’s historical balance of other liabilities are as follows (in thousands):

Recognition of liability associated with the acquired advisory agreement between the Advisor and CRP	$54,400
Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	136,961
Recognition of liabilities associated with the acquired ground leases that have below-market rental rates	546
Recognition of earn-out obligations	7,100
Elimination of historical intangible liabilities, net	(4,594)
Elimination of historical deferred revenues	(6,703)
$187,710

(L)           Adjustments represent the elimination of historical CRP balances and the issuance of shares of HCP common stock in the Merger. The shares of HCP common stock issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	22,812,340
Assumed price of shares of HCP common stock	$26.53
Value of shares issued	$605,211
Less: share registration and issuance costs	(950)
Total value of shares issued	$604,261

The total value of the shares of HCP common stock issued is presented as follows:

Par value, $1.00 per share	$22,812
Additional paid-in capital	582,399
Less: share registration and issuance costs	(950)
$604,261

(M)         HCP has also agreed to acquire the Advisor for 4,378,918 shares of HCP common stock. The Merger and the Advisor Merger were each conditioned upon the consummation of the other.

For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on an average trading price of HCP’s common stock of $26.53, which represents the average of the closing prices for each of the two trading days before, the day, and the two trading days after the Merger was announced (April 28, and May, 1, 2, 3 and 4, 2006). The calculation of the Advisor Merger consideration and total purchase price is as follows (dollar amounts in thousands):

Calculation of Advisor purchase price
Issuance of 4,378,918 shares of HCP common stock	$116,173
Adjustment to record liabilities at fair value under purchase accounting	6,000
All Advisor liabilities at book value	2,841
Estimated fees and other expenses related to the Advisor Merger	5,900
Total purchase price	$130,914

The calculation of the estimated fees and other expenses related to the Advisor Merger is as follows:

Advisory fees	$500
Legal, accounting and other fees and costs	5,350
Share registration and issuance costs	50
Total	$5,900

(N)          Adjustment reflects the cash of $270,000 that the Advisor will receive in exchange for CRP shares owned by it, with a book value of $200,000 at September 30, 2006.

(O)          Represents intangible assets associated with the advisory agreement between the Advisor and CRP of $54.4 million, employee non-compete agreements of $2.9 million, a non-compete agreement with CNL Financial Group, CNL Real Estate Group and two other named individuals of $21.3 million, and obligations in the aggregate of $6.0 million to various officers of the Advisor.

(P)           Represents the recognition of goodwill for the excess of the purchase price over the fair value of the assets acquired and liabilities assumed.

(Q)          Other assets and liabilities have been adjusted to their estimated fair values.

(R)           Adjustments reflect the elimination of historical Advisor equity balances and the issuance of shares of HCP common stock in the Advisor Merger. The shares of HCP common stock issued are valued as follows (in thousands, except share and per share data):

Number of shares issued	4,378,918
Assumed price of shares of HCP common stock	$26.53
Value of shares issued	$116,173
Less: share registration and issuance costs	(50)
Total value of shares issued	$116,123

The total value of the shares of HCP common stock issued is reported as follows:

Par value, $1.00 per share	$4,379
Additional paid-in capital	111,794
Less: share registration and issuance costs	(50)
$116,123

(S)           Represents the elimination of the intangible for advisory agreement between the Advisor and CRP of $54.4 million, which is an asset to the Advisor and an obligation to CRP (See Note K and Note O), and the elimination of amounts payable of $484,000 to the Advisor from CRP.

(T)           Adjustments to rental income and other revenues are as follows (in thousands):

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed Merger date of January 1, 2005	$44,554	$33,416
Recognize the amortization of above- and below-market lease intangibles	(2,738)	(2,054)
Remove CRP’s historical straight-line rent adjustment	(46,672)	(32,034)
Eliminate CRP’s historical amortization of above- and below-market lease intangibles	523	547
	$(4,333)	$(125)

 (U)         Adjustments to interest expense are as follows (in thousands):

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Increase in interest expense associated with new debt issued in the Merger and Advisor Merger	$179,775	$134,831
Decrease in interest expense resulting from the amortization of the premium recognized at the Merger date to adjust the assumed CRP secured debt at fair value	(504)	(225)
Increase in interest expense resulting from the amortization of debt issuance costs associated with the new debt issued in the Merger and Advisor Merger	9,340	3,979
Eliminate historical debt issuance costs and loan premium amortization	(5,576)	(2,616)
	$183,035	$135,969

The pro forma increase in interest expense as a result of the issuance of new debt in the Merger is calculated using rates for the lines of credit and short-term borrowings issued on October 5, 2006 (the date that the Merger was completed). Each 1/8 of 1% increase in the annual interest assumed with respect to the debt will increase pro forma interest expense by $4.2 million for the year ended December 31, 2005 and $3.1.million for the nine months ended September 30, 2006.

(V)           Adjustments to depreciation expense are as follows (in thousands):

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Represents the increase in real estate depreciation expense as a result of the recording of CRP’s real estate at its estimated fair value at the assumed Merger date of January 1, 2005	$31,624	$23,718
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	8,706	6,530
	$40,330	$30,248

An estimated useful life of 35 years was assumed to compute the adjustment to real estate depreciation. For assets and liabilities associated with the value of in-place leases, a weighted-average remaining lease term of 7.1 years was used to compute amortization expense.

(W)         Operating expenses are adjusted to include amortization of below-market ground lease intangibles.

(X)          Depreciation and amortization is adjusted to include the amortization of non-compete contract intangibles. A 4 year period was used to compute amortization expense.

Management of HCP expects that the Merger and Advisor Merger will create operational and general and administrative cost savings, including property management costs, costs associated with corporate administrative functions and executive compensation. There can be no assurance that HCP will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the pro forma financial statements. Such adjustments cannot be factually supported within the SEC regulations governing the preparation of pro forma financial statements until such time as the operations of the companies have been fully integrated. Additionally, no adjustment has been made for anticipated property tax increases resulting from the Merger since HCP expects that such increases will not be significant.

(Y)           Income taxes of the Advisor have been eliminated as a result of the Advisor Merger, which is assumed as of January 1, 2005. As a condition to closing of the Merger with CRP, the Advisor Merger is assumed to have been consummated; at the closing of the Advisor Merger, the Advisor will be merged into a Qualifying REIT Subsidiary “QRS”, which assuming the Advisor Merger was effective as of January 1, 2005, would eliminate the Advisor’s income tax obligations.

(Z)           The calculations of basic and diluted earnings from continuing operations attributable to common stock per share are as follows (in thousands, except per share data):

	Year Ended December 31, 2005			Nine Months Ended September 30, 2006
	HCP Historical	Reclassified CRP	Pro Forma HCP	HCP Historical	Reclassified CRP	Pro Forma HCP
Income from continuing operations	$143,822	$139,531	$48,079	$120,855	$95,089	$54,813
Less: preferred stock dividends	(21,130)	—	(21,130)	(15,848)	—	(15,848)
Earnings from continuing operations attributable to common shares—Basic	122,692	139,531	26,949	105,007	95,089	38,965
Incremental income effect of potentially dilutive instruments	—	—	—	2,533	—	—
Earnings from continuing operations attributable to common shares—Diluted	$122,692	$139,531	$26,949	$107,540	$95,089	$63,140
Weighted-average shares used to calculate earnings per common share—Basic	134,673	248,298	161,864	136,402	261,993	163,593
Incremental weighted-average effect of potentially dilutive instruments	887	—	887	2,793	—	807
Adjusted weighted-average shares used to calculate earnings per common share—Diluted	135,560	248,298	162,751	139,195	261,993	164,400
Earnings from continuing operations per common share—Basic	$0.91	$0.56	$0.17	$0.77	$0.36	$0.24
Earnings from continuing operations per common share—Diluted	$0.91	$0.56	$0.17	$0.77	$0.36	$0.24

(AA)    The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the periods presented, adjusted for the assumed issuance of 27.2 million shares of HCP common stock on a weighted-average basis for the year ended December 31, 2005, and the nine months ended September 30, 2006.

(BB)     Represents the elimination of acquisition, debt acquisition, management and other fees earned by the Advisor from CRP. Because acquisition fees and debt acquisition fees paid by CRP to the Advisor are capitalized by CRP, only management fees and other fees are eliminated within costs and expenses.

(CC)     Represents the elimination of nonrecurring charges directly attributable to the Merger and Advisor Merger.